Exhibit 99.1

Mama’s Creations Appoints Veteran Supply Chain and Operations Leader Skip Tappan as Chief Operating Officer

Chief Operating Officer Appointment Pulls on Tier-1 Experience with Firms Such as Walmart, Procter & Gamble, Gordon Food Service and Campbell Soup to Help Institutionalize the Operations Organization

EAST RUTHERFORD, NJ – September 9, 2024 – Mama’s Creations, Inc. (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh Deli prepared foods, today announced the appointment of end-to-end supply chain and operations leader Moore (Skip) Tappan to the role of Chief Operating Officer, further enhancing the Company’s senior leadership team with the skillsets necessary to build the processes and a sustainable culture of success in operations.

Skip Tappan brings over 30 years of broad cross-functional operational experience to Mama’s Creations as a leader with exceptional end-to-end supply chain mastery from his time with consumer packaged goods companies such as Procter & Gamble, as well as food manufacturers and retailers, such as Walmart and Campbell Soup. Prior to joining Mama’s Creations, Tappan was Chief Supply Chain Officer at Gordon Food Service, the largest privately owned Food Distributor in North America, where he implemented end-to-end supply chain strategies for all business units, planning for the “Supply Chain of the Future.” Previously he was Vice President, Supply Chain Northeast (NE) Division of Walmart, leading the division of the U.S. Walmart Supply Chain Regional Distribution Center network, annually shipping over $30 billion in merchandise to over 1,000 stores, spanning more than 100,000 SKUs. He also served with Campbell Soup Company as Vice President, North American Logistics, leading the Warehousing and Transportation, Customer Service / Customer Logistics, and Planning organizations for Campbell’s three North American divisions, across three unique supply chains (ambient / fresh, frozen and DSD / snacking), with nearly $9 billion in sales. Tappan began his career with Procter & Gamble, ultimately leading the largest and most complex distribution network within the company – North American Distribution Network for all Beauty Care and Health Care product categories. He holds a BS in Industrial Engineering from the University of South Florida – Tampa.

Adam L. Michaels, Chairman and CEO of Mama’s Creations, said: “We are privileged to welcome Skip to our senior leadership team, positioning us to better develop our employees and deliver on our vision of becoming the leading ‘one-stop-shop’ solution for high quality fresh, clean and easy to prepare foods. Skip will help us drive further consistency in our operations across our existing businesses and prepare us, proactively, for future acquisitions and integrations. Skip brings strong strategic and executional business planning skills and a proven ability to deliver significant efficiency and effectiveness improvements in broad based operating results, from costs to quality to service, and will be focus on supply chain optimization, business planning, cash flow and cost optimization, asset utilization and organizational capability development.

“With Skip’s guidance and key CapEx projects fully installed and in operation today, our operational & people transformation is now largely complete. I look forward to working closely with Skip as we now enter the next phase of our profitable, highly targeted growth strategy,” concluded Michaels.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “may,” “believe,” “future,” “plan” or “planned,” “will” or “should,” “expect,” “anticipates,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2023, as well as subsequent reports filed with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us